UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

COLLECTIVE AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street

New York, NY 10004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (808) 829-1057

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2024, the board of directors (the “Board”) of Collective Audience, Inc., a Delaware corporation (the “Company”), appointed Mr. Gerald Garcia as the Chief Financial Officer of the Company. Mr. Garcia replaces Mr. Christopher Andrews as Chief Financial Officer who resigned from his role as Interim Chief Financial Officer and Chief Operating Officer on November 1, 2024. Mr. Andrews’s resignation was not a result of any disagreements with the Company, or its management, on any matter relating to the Company’s operations, policies or practices. Mr. Andrews will continue on with the Company as an advisor with the Company’s “Advisor Collective” board.

Mr. Garcia, age 54, is a seasoned finance executive who has spent over 20 years in the financial side of the advertising industry. Previously, Mr. Garcia served as chief financial officer at Channel Factory, LLC. Prior to joining Channel Factory, Garcia worked from 2022-2023 as chief financial officer at Zero Gravity Corporation (Zero-G). Before this, from 2018-2022 Garcia served as Finance Director, North America at Media IQ Digital North America, Inc. (MiQ) and from 2017-2018 as Senior Partner, Finance Director at media agency m/Six. Prior to m/Six he served in various senior finance and chief financial officer roles in the industry including serving as chief financial officer at MediaLets, Inc. from 2015-2018 before it was integrated into GroupM. Mr. Garcia received his M.B.A. from Fordham University and his B.S. in Psychology from Queens College.

There is no arrangement or understanding between Mr. Garcia and any other person pursuant to which Mr. Garcia was appointed as Chief Financial Officer. There are no family relationships between Mr. Garcia and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Garcia has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure

On November 7, 2024, the Company issued a press release announcing Mr. Garcia’s appointment as Chief Financial Officer of the Company. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
99.1	Press Release, dated November 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2024

COLLECTIVE AUDIENCE, INC.

By:	/s/ Peter Bordes
Name: Peter Bordes
Title: Chief Executive Officer

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